UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016

WHEREVERTV BROADCASTING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11873	13-3886065
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11390 Palm Beach Blvd., Suite 302
Fort Myers, Florida	33905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 319-2692

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

WhereverTV Broadcasting Corporation (OTCPINK: TVTV) has appointed two content acquisition and programming professionals for the procurement and management of channel lineups and subscription offerings. Tracy West is appointed as President of Programming and Content Acquisition. Michael Dutcher is appointed as Vice President of Programming and Content Acquisition.

Tracy West is the Owner of Global & Media Management since 2008. Mrs. West has 17 years’ experience with DISH Network including building the International channel and content business from the ground up.

Michael Dutcher has been a Partner at Strategic Revolution since 2010. Mr. Dutcher has an expert understanding of exploitation of content distributed via IPTV and OTT platforms. Mr. Dutcher has 20 years’ experience consulting brands on digital marketing, distribution, social media, marketing & mobile distribution with a focus on ROI.

Legal Proceedings

Neither Tracy West or Michael Dutcher has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time,
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),
•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,
•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.
•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.
•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 22, 2016	WHEREVERTV BROADCASTING CORPORATION

	By:	/s/ Edward D. Ciofani
	Name:	Edward D. Ciofani
	Title:	Chief Executive Officer